UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2018

META FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-22140	42-1406262
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5501 South Broadband Lane, Sioux Falls, South Dakota 57108

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (605) 782-1767

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

Special Meeting of Stockholders

On May 29, 2018, Meta Financial Group, Inc. (the “Company”) held a special meeting of its stockholders in Sioux Falls, South Dakota (the “Special Meeting”). At the Special Meeting, the following proposals were voted on as follows:

Proposal 1 – The Merger Proposal:

To adopt the Agreement and Plan of Merger, dated as of January 9, 2018, by and among the Company and its wholly-owned bank subsidiary, MetaBank, and Crestmark Bancorp, Inc. (“Crestmark”) and its wholly-owned bank subsidiary, Crestmark Bank, as such agreement may be amended from time to time (the “Merger Agreement”), and to approve the merger of Crestmark with and into the Company, with the Company as the surviving entity, upon and subject to the terms set forth in the Merger Agreement (the “Merger”), and the other transactions contemplated by the Merger Agreement, including the issuance of shares of common stock of the Company in connection with the Merger (the “Merger Proposal”), with 8,214,395 votes cast for, 19,004 votes cast against, 13,203 votes abstaining and 628,138 broker non-votes.

Proposal 2 – The Charter Amendment Proposal:

To approve an amendment to Article Fourth of the Company’s Certificate of Incorporation to increase the total number of authorized shares of common stock, par value $0.01 per share, of the Company, to 90 million shares from 30 million shares (the “Charter Amendment”), as disclosed in the Company’s Proxy Statement/Prospectus relating to the Special Meeting filed with the Securities and Exchange Commission on April 27, 2018, with 8,688,412 votes cast for, 174,720 votes cast against and 11,608 votes abstaining.

Proposal 3 – The Adjournment Proposal:

To approve one or more adjournments of the Special Meeting, if necessary or appropriate, including adjournments to permit the further solicitation of proxies in favor of the Merger Proposal, with 8,448,061 votes cast for, 382,776 votes cast against and 43,903 votes abstaining.

Following approval of the Charter Amendment by the Company’s stockholders at the Special Meeting, the Company filed a Certificate of Amendment to the Company’s Certificate of Incorporation with the Secretary of State of the State of Delaware on May 29, 2018, at which time the Charter Amendment became effective. A copy of the Certificate of Amendment to the Company’s Certificate of Incorporation containing the Charter Amendment is filed as Exhibit 3.1 to this Current Report on Form 8-K.

Item 8.01	Other Events.

On May 29, 2018, Crestmark held a special meeting of its shareholders, at which Crestmark’s shareholders approved a proposal to approve the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement.

On May 29, 2018, the Company issued a press release announcing the voting results described in Item 5.07 and this Item 8.01. The press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit

3.1	Certificate of Amendment to the Certificate of Incorporation of Meta Financial Group, Inc., dated May 29, 2018

99.1	Press Release of Meta Financial Group, Inc., dated May 29, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

META FINANCIAL GROUP, INC.

Date: May 29, 2018	By:	/s/ Glen W. Herrick
Glen W. Herrick
Executive Vice President, Chief Financial Officer and Secretary